Exhibit 10.16

CREDIT FACILITY

This credit facility (the “Credit Facility”) is dated for reference as of the 14th day of June, 2012.

BETWEEN:

RESPECT YOUR UNIVERSE, INC., a Nevada company having an office at 5940 South Rainbow Boulevard, Las Vegas, Nevada  89118

(the “Corporation”)

AND:

NICHOLAS COHEN PRODUCTIONS LTD., a British Columbia company having an office at 4571 West 3rd Avenue, Vancouver, British Columbia  V6R 2N3

(the “Lender”)

WHEREAS:

A.	The Lender has agreed to loan the Corporation a total of up to $500,000 on the terms and conditions set out in this Credit Facility; and

B.	The Corporation wishes to borrow up to $500,000 from the Lender on the terms and conditions set out in this Credit Facility;

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the mutual covenants made hereunder and other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), the parties hereto hereby agree as follows:

ARTICLE 1 – INTERPRETATION

1.1	Defined Terms

For the purposes of this Credit Facility the following terms shall have the following meanings:

(a)
“Loan Documents” means the this Credit Facility and all other documents, instruments and agreements executed and delivered by or on behalf of or in respect of the Corporation, to the Lender hereunder or in connection with, relating to or arising from the Loan.

(b)
“Person” means any individual, partnership, joint venture, syndicate, sole proprietorship, company or corporation with or without share capital, trust, trustee, executor, administrator, or other legal personal representatives, regulatory body or agency, government or governmental agency, authority or entity howsoever designated or constituted.

1.2	Computation of Time Periods

In this Credit Facility, in the computation of periods of time from a specified date to a later specified date, unless otherwise expressly stated, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding”.

1.3	Time

Unless otherwise expressly stated, any reference herein to time shall be construed as a reference to local time in Vancouver, British Columbia, Canada.

1.4	Schedules

The schedules attached to this Credit Facility shall form part of this Credit Facility and any reference to a “Schedule” herein shall be to a Schedule attached hereto.

1.5	Currency

Unless otherwise provided, all dollar amounts referred to in this Agreement are in lawful money of Canada.

ARTICLE 2 - LOAN

2.1	The Loan

Subject to the provisions of this Credit Facility, the Lender agrees to loan to the Corporation up to $500,000 (the “Loan”) to be advanced in tranches at such times and in such amounts in the Lender’s sole discretion upon the written request of the Corporation.

2.2	Grid Schedule

Each advance of the Loan shall be evidenced on the grid schedule attached hereto as Schedule A (the “Grid Schedule”).  The Corporation hereby appoints the Lender as its duly authorized agent to record on the Grid Schedule all adjustments to the balance of amounts owing hereunder by the Corporation to the Lender from time to time.  The amounts outstanding from time to time under this Credit Facility as evidenced on the Grid Schedule shall, in the absence of manifest error, be conclusive and binding on the Corporation; provided that the failure of the Lender to record any amounts owing on the Grid Schedule shall not affect the obligations of the Corporation to the Lender.

2.3	Interest

The Corporation will pay interest on the Loan, from and including the date of the first advance on the Loan, from time to time outstanding, after as well as before maturity, default and judgment, in accordance with the following provisions:

(a)	the Loan from time to time outstanding will bear interest at the rate of 6% per annum;

(b)	interest will be calculated daily on the basis of the number of days elapsed in a year of 365 or 366 days, as the case may be; and

(c)
any interest that is not paid when due will bear interest at the rate of interest payable on the outstanding principal amount of the Loan in effect from time to time, calculated daily on the basis of the number of days elapsed in a year of 365 or 366 days, as the case may be, compounded in arrears monthly on the last Business Day of each month and be payable on demand.

2.4	Use of Proceeds

The Corporation may use all advances of the Loan at the discretion of the Corporation.

2.5	Maturity Date

The outstanding principal amount of the Loan and any and all accrued interest thereon will be immediately due and payable on June 14, 2013 (the “Maturity Date”).

ARTICLE 3 - REPRESENTATIONS, WARRANTIES AND COVENANTS

3.1	Representations and Warranties of the Corporation

To induce the Lender to make the loans contemplated under this Credit Facility, the Corporation hereby makes the following representations and warranties:

(a)
Organization and Qualification   The Corporation is duly incorporated and organized and validly existing under the jurisdiction of its incorporation and is duly qualified to carry on its business under the laws applicable to it in each jurisdiction where the nature of its business or properties owned or leased by it makes such qualification necessary.

(b)	Corporate Power The Corporation has full corporate right, power and authority to enter into and perform its obligations under each of the Loan Documents to which it is a party.

(c)
Due Execution and Enforceability  This Credit Facility and the other Loan Documents to which the Corporation is a party have each been duly executed and delivered by the Corporation and constitutes a legal, valid and binding obligation of the Corporation enforceable against it in accordance with its terms, subject only to bankruptcy, insolvency, liquidation, reorganization, moratorium and other similar laws generally affecting the enforcement of creditors' rights.

3.2	Covenants of the Corporation

The Corporation covenants and agrees with the Lender that the Corporation will:

(a)	duly and punctually pay to the Lender when due the Loan together with all interest accrued thereon and observe and perform all of its other obligations hereunder and under the Loan Documents;

(b)
duly pay and discharge promptly all taxes, assessments and other governmental charges imposed upon it, upon its property or any part thereof, or upon its income or profits or any part thereof, except that the Corporation shall not be required to pay or cause to be paid any tax, assessment or other governmental charge not yet past due or that is being contested in good faith by appropriate proceedings and for which adequate reserves have been maintained in accordance with United States Generally Accepted Accounting Principles; and

(c)
as soon as practicable and in any event within five days after the occurrence thereof notify the Lender in writing of the occurrence of any Event of Default or any event which, with the giving of notice or lapse of time or otherwise, might constitute an Event of Default and at the same time inform the Lender of any action taken or proposed to be taken by the Corporation in connection therewith.

ARTICLE 4 - DEFAULT

4.1	Events of Default.

Each of the following events constitutes an “Event of Default” hereunder:

(a)
the Corporation failing to pay to the Lender when due any Loan or any other indebtedness of the Corporation to the Lender and such failure continuing for ten Business Days after written notice thereof is given by the Lender to the Corporation;

(b)
except as otherwise provided in this section 4.1 , the Corporation committing a breach of, or defaulting in the due and prompt performance or observance of, any of its covenants or obligations hereunder or under the Loan Documents, and, if such breach or default is capable of being cured by the Corporation, the same is not cured within ten Business Days (or, if such breach or default is capable of being cured by the Corporation but not within such period of time and the Corporation has commenced taking action to cure such breach or default within such period of time and, diligently and in good faith, continues taking such action, such greater period of time, not exceeding an additional 15 days, as may be necessary to cure such breach or default) after written notice thereof is given by the Lender to the Corporation;

(c)
any representation or warranty of the Corporation contained herein or in any Loan Document or in any notice, certificate, instrument or statement contemplated hereby or thereby, being or proving to be untrue or incorrect in any material respect as of the date on which such representation or warranty is made or any such representation or warranty being or proving to be untrue or incorrect in any material respect at any time thereafter with reference to the facts subsisting at that time;

(d)	an order being made, a petition being filed or a resolution being passed for the winding up, dissolution or liquidation of the Corporation or for the suspension of the operations of the Corporation;

(e)
the Corporation becoming insolvent, committing an act of bankruptcy, making an assignment for the benefit of creditors or a proposal or similar action under the Bankruptcy and Insolvency Act (Canada) or the Companies’ Creditors Arrangement Act (Canada) or any similar act or commencing any other proceedings relating to it under any reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction or by any act indicating its consent to, approval of, or acquiescence in, any such proceeding; or a petition or case being filed or presented against the Corporation pursuant the Bankruptcy and Insolvency Act (Canada) or the Companies’ Creditors Arrangement Act (Canada) or any similar act and such petition or case not being dismissed within 30 days of its filing or presentment; and

(f)	a custodian, liquidator, receiver, receiver and manager, receiver-manager or trustee or any other Person with similar powers being appointed for the Corporation or for any property of the Corporation.

4.2	Acceleration

Upon the occurrence and during the continuance of any Event of Default, the Lender may do one or more of the following at any time or times and in any order that the Lender in its absolute discretion may determine:

(a)	by notice in writing to the Corporation, terminate the obligation of the Lender to make the Loan available to the Corporation or any further advance thereof;

(b)
by notice in writing to the Corporation, declare the Loan and all interest accrued thereon to be forthwith due and payable, whereupon the same will become and be forthwith due and payable, without protest, presentment, demand or further notice of any kind, all of which are expressly waived by the Corporation; and

(c)
without notice to or demand upon the Corporation, which are expressly waived by the Corporation, proceed to protect, exercise and enforce its rights and remedies under this Agreement, the Loan Documents and such other rights and remedies as are provided at law or in equity or by statute.

4.3	Remedies Cumulative

No remedy conferred herein on the Lender is intended to be exclusive.  Each and every remedy will be cumulative and will be in addition to every other remedy given hereunder or thereunder or now or hereafter existing at law or in equity or by statute or otherwise.  The exercise or commencement of exercise by the Lender of any one or more of such remedies will not preclude the simultaneous or later exercise by the Lender of any or all other such remedies.

4.4	Records

The records of the Lender as to the principal and interest of the Loan outstanding at any time or as to the occurrence of an Event of Default or of any demand for payment having been made upon the Corporation will, absent manifest error, be prima facie proof of such fact.

ARTICLE 5 - GENERAL PROVISIONS

5.1	Governing Law

This Credit Facility shall be governed by and interpreted in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein and the parties hereby attorn to the exclusive jurisdiction of the courts of the Province of British Columbia.

5.2	Severability

If any provision of this Credit Facility is determined to be invalid or unenforceable by a court of competent jurisdiction from which no further appeal lies or is taken, that provision shall be deemed to be severed herefrom, and the remaining provisions of this Credit Facility shall not be affected thereby and shall remain valid and enforceable.

5.3	Notices

Any notice or other writing required or permitted to be given hereunder or for the purposes hereof to the Corporation or the Lender shall be sufficiently given if delivered personally, or if sent by prepaid courier or if transmitted by facsimile to such party to the addresses or fax numbers indicated at the beginning of this Credit Facility, or at such other address or addresses as the party to whom such notice or other writing is to be given shall have last notified the party giving the same in the manner provided in this section. Any notice or other writing delivered personally or by prepaid courier to the party to whom it is addressed as hereinbefore provided shall be deemed to have been given and received on the day it is so delivered at such address, provided that if such day is not a business day, then such notice or other writing shall be deemed to have been given and received on the next business day following such day. Any notice or other writing transmitted by facsimile or other form of recorded communication shall be deemed to be given and received on the first business day after its transmission.

5.4	Counterparts

This Credit Facility may be executed in several counterparts, including by facsimile, each of which when executed shall be deemed to be an original and such counterparts together shall be but one and the same instrument.

5.5	Time of the Essence

Time shall be of the essence of this Credit Facility and of every part hereof and no extension or variation of this Credit Facility shall operate as a waiver of this provision.

5.6	Enurement

This Credit Facility shall enure to the benefit of and be binding upon the parties and their respective heirs, personal representatives, executors, successors and assigns, as applicable.

5.7	Criminal Code Compliance

In this section the terms “interest”, “criminal rate” and “credit advanced” have the meanings ascribed to them in section 347 of the Criminal Code (Canada) as amended from time to time. The Corporation and the Lender agree that, notwithstanding any agreement to the contrary, no interest on the credit advanced by the Lender under this Credit Facility will be payable in excess of that permitted under the laws of Canada. If the effective rate of interest, calculated in accordance with generally accepted actuarial practices and principles, would exceed the criminal rate on the credit advanced, then:

(a)	the elements of return which fall within the term “interest” shall be reduced to the extent necessary to eliminate such excess;

(b)	any remaining excess that has been paid will be credited towards prepayment of principal amount of the Loan; and

(c)	any overpayment that may remain after such crediting will be returned forthwith to the Corporation upon demand;

and, in the event of dispute, a Fellow of the Canadian Institute of Actuaries appointed by the Lender shall perform the relevant calculations and determine the reductions, modifications and credits necessary to effect the foregoing and the same will be conclusive and binding on the parties. The Loan Documents shall automatically be modified to reflect such modifications without the necessity of any further act or deed of the Lender and the Corporation to give effect to them.

5.8	Further Acts

Each of the parties to this Credit Facility shall at the request of any other party, and at the expense of the Corporation, execute and deliver any further documents and do all acts and things as that party may reasonably require in order to carry out the true intent and meaning of this Credit Facility.

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5.9	Entire Agreement

This Credit Facility and the Loan Documents constitute the entire agreement between the parties to this Credit Facility with respect to the subject matter thereof and supersede all prior negotiations, proposals and agreements, whether oral or written, with respect to the subject matter thereof.

IN WITNESS WHEREOF the parties have signed, sealed and delivered this agreement as of the date first written above.

RESPECT YOUR UNIVERSE, INC.

Per:	/s/ Kristian Andresen
Authorized Signatory

NICHOLAS COHEN PRODUCTIONS LTD.

Per:	/s/ Mark Cohen
Authorized Signatory

SCHEDULE A

GRID SCHEDULE

Date	Amount of Advance	Amount of Repayment	Outstanding Principal	Lender’s Signature